UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2010 (January 1, 2010)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Entry into a Material Definitive Agreement

Effective January 1, 2010, Nationwide Mutual Insurance Company (NMIC), the ultimate parent corporation of Nationwide Financial Services, Inc. (NFS) entered into an Executive Severance Agreement with Mark R. Thresher, our former president and chief operating officer. This agreement replaces the Executive Severance Agreement between NFS and Mr. Thresher dated as of January 1, 2008.

The Executive Severance Agreement made the following substantive changes to Mr. Thresher’s previous agreement:

¡	Notice of Termination without Cause: The notice period for a termination of employment without cause was shortened from 60 days to 30 days.

¡	Severance Amount: Severance payments attributable to incentive plans were changed as follows:

–

Annual Bonus: The severance amount will include a payment equal to two times annual bonus, to be calculated as the greater of (a) the bonus for the year of termination based on actual performance or (b) the target bonus in effect for the year of termination.

–	Long Term Incentive Award: The severance amount will include a payment equal to the target long-term incentive award opportunity for the year of termination.

¡	Transition Services: Instead of separate payments for financial counseling and outplacement assistance, Mr. Thresher will receive a one time payment of $10,000 to cover transition expenses.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

	Exhibit 10.1	Executive Severance Agreement between NMIC and Mark R. Thresher, dated January 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: January 5, 2010	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer